UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 14, 2003

SBS TECHNOLOGIES, INC.

(Exact name of registrant as specified in charter)

New Mexico	1-10981	85-0359415

(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

2400 Louisiana Blvd., NE AFC Bldg. 5-600
Albuquerque, New Mexico 87110
(Address of principal executive offices, including zip code)

(505) 875-0600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

Exhibit Number	Description

14	Code of Ethics

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS

The following information is included under “Item 10. Amendments to the Registrant’s Code of Ethics” in accordance with SEC Release No. 33-8177.

On November 14, 2003, the Board of Directors of SBS Technologies, Inc. (the “Company”) approved and adopted the Code of Ethics filed herewith. This revised Code of Ethics replaces the Code of Ethics for Directors and Principal Officers adopted by the Board of Directors on February 6, 2003.

The nature of the amendments were to cause the Code of Ethics to apply to all employees and Directors, instead of Directors and only certain management employees, to reorganize portions of the Code of Ethics by subject matter, to cross-reference various other employment policies of the Company, to expand provisions of the Code of Ethics relating to Conflicts of Interest, Corporate Opportunities, Improper Use of Corporate Funds or Assets, Compliance and Enforcement, and Change in or Waiver of the Code of Ethics, and to otherwise comply with recently adopted Nasdaq listing requirements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBS TECHNOLOGIES, INC
Dated: November 20, 2003
	By:	/S/ JAMES E. DIXON, JR

James E. Dixon, Jr. Executive Vice President, Chief Financial Officer, and Treasurer

Exhibit Index

Exhibit
Number	Description

14	Code of Ethics